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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 FORTUNET, INC.

                                    SECTION 1
                                     OFFICES

     1.1 Principal Office. FortuNet, Inc. (the "Corporation") will maintain its principal office in Las Vegas, Nevada, or in such other location as the Board of Directors (the "Board") may determine from time to time. The Corporation will keep and maintain at its principal office a certified copy of its articles of incorporation and all amendments thereto (the "Articles") and a certified copy of these bylaws and all amendments hereto (the "Bylaws"). The Corporation will also keep at its principal office a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively, or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate ledger is kept.

     1.2 Other Offices. The Corporation may also maintain offices at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board, where the business of the Corporation may be transacted with the same effect as though done at the principal office.

                                    SECTION 2
                                  STOCKHOLDERS

     2.1 Stockholders' Meetings. All meetings of stockholders will be held at such places as may be fixed from time to time by the Board, or in the absence of direction by the Board, by the President or Secretary, either within or without the State of Nevada, as will be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 Annual Meetings. Annual meetings of stockholders will be held each year on a date and at a time to be designated by the Board. Stockholders will, at the annual meeting, elect the directors to serve on the Board and transact such other business as properly may be brought before the meeting.

     2.3 Special Meetings of Stockholders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles, may be called by the President and will be called by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed meeting.

     2.4 List of Stockholders. The Transfer Agent or, if a Transfer Agent has not been appointed, the Secretary, will prepare, and make, at least 10 days before every meeting of
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stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list is not required to include stockholders' electronic email addresses or facsimile numbers. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.5 Notice of Meetings.

          (a) Written notice stating the date, time and place of any meeting of the stockholders, and signed by the President or the Secretary, will be delivered to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

          (b) In the case of an annual meeting, the notice of meeting need not specifically state the purpose or purposes for which the meeting is called, unless such a statement is required by the provisions of applicable law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

          (c) If a meeting is adjourned for 90 days or more after the date fixed for the original meeting, notice of the adjourned meeting will be given as in the case of an original meeting. When a meeting is adjourned for a period of less than 90 days in any one adjournment, it is not necessary to give any notice of the date, time or place of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless a new record date is set for the meeting.

          (d) If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his, her or its address as it appears on the record of stockholders of the Corporation, with postage prepaid.

          (e) Without limiting the manner by which notice otherwise may be given to stockholders, any notice to a stockholder may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given and in the manner prescribed in N.R.S. Section 78.370, as amended. Any such consent may be revoked by the stockholder by written notice to the Corporation. Any such consent will be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or the Transfer Agent; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of this Section 2.5(e), "electronic transmission" means facsimile transmission, electronic mail, posting on an electronic network or any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved and reviewed by the


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recipient, and which may be directly reproduced in paper form by the recipient through an automated process. An affidavit of the Secretary or the Transfer Agent that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     2.6 Waiver of Notice. Attendance of a stockholder at a meeting, in person or by proxy, will constitute waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder may waive notice of any annual or special meeting of stockholders by executing a written waiver of notice either before or after the time of the meeting.

     2.7 Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board will fix a date as the record date for any such determination of stockholders, which date may not precede the date upon which the resolution fixing the record date is adopted by the Board. The record date may not be more than 60 days and, in the case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.7, such determination will, unless otherwise provided by the Board, also apply to any adjournment thereof. If a record date is not fixed, the record date will be the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. The Board must fix a new record date, if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

     2.8 Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented by proxy. At such adjourned meeting at which a quorum is present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

     2.9 Stockholder Nominations.

          (a) Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 will be eligible for election to the Board. Nominations of persons for election to the Board at a meeting of the stockholders at which directors are being elected may be


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made (a) by or at the direction of the Board or (b) by any stockholder of the
Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 2.9. Such nominations by any stockholder must be made pursuant to timely notice in proper written form to the Secretary.

          (b) To be timely, a stockholder's notice must be delivered to or mailed to and received by the Secretary at the principal office of the Corporation not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, or in the event of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event will the public disclosure of an adjournment or postponement of a stockholders meeting commence a new time period for the giving of a stockholders notice as described above.

          (c) To be in proper written form, a stockholder's notice to the Secretary must set forth in writing: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected as well as (A) such person's name, age, business address and residence address, (B) his or her principal occupation or employment, (C) the class and number of shares of the Corporation that are beneficially owned by such person, and (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (ii) as to such stockholder (A) the name and address, as they appear on the Corporation's books, of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and any material interest of such stockholder and owner. At the request of the Board, any person nominated by the Board for election as a director will furnish to the Secretary the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (d) No person will be eligible for election by the stockholders as a director unless nominated in accordance with the procedures set forth in this
Section 2.9. The chairman of the meeting will, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 2.9, and if he or she so determines, he or she will so declare at the meeting that the defective nomination will be disregarded.


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     2.10 Stockholder Proposals.

          (a) At any special meeting of the stockholders, only such business will be conducted as has been brought before the meeting by or at the direction of the Board.

          (b) At any annual meeting of the stockholders, only such business will be conducted as has been brought before the meeting (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) by any stockholder who complies with the procedures set forth in this Section 2.10.

          (c) For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action.

          (d) To be timely, a stockholder's notice must be delivered to or mailed to and received by the Secretary at the principal office of the Corporation not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than 30 days before or after the date of the previous year's meeting, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event will the public disclosure of an adjournment or postponement of a stockholders meeting commence a new time period for the giving of a stockholders notice as described above.

          (e) To be in proper written form, a stockholder's notice to the Secretary must set forth in writing as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the meeting; (iv) the class and number of shares of the Corporation which are owned beneficially by such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (v) any material interest in such business of the stockholder or the beneficial owner, if any, on whose behalf the proposal is made; (vi) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in such stockholder's capacity as a proponent of a stockholder proposal; (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or (B) otherwise to solicit proxies from stockholders in support of such proposal. The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an


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annual meeting in compliance with Rule 14a-8 (or any successor thereof)
promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

          (f) No business will be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.10. The chairman of an annual meeting will, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

     2.11 Public Disclosure; Conduct of Nominations and Proposals by
Stockholders.

          (a) For purposes of Sections 2.9 and 2.10, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or any comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (b) Notwithstanding Sections 2.9 and 2.10, if the stockholder (or a representative of the stockholder) does not appear at the annual meeting to present a nomination or proposal, such nomination and proposal will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

          (c) Without limiting Sections 2.9 and 2.10, a stockholder will also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.9 and
2.10. Nothing in Sections 2.9 or 2.10 will affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     2.12 Conduct of Meetings. The President, or if the President is absent or otherwise unable to so serve, any Vice President, will chair all meetings of the stockholders. The Secretary or, in his or her absence, such other person as the chairman of the meeting may designate, will serve as secretary of the meeting. The chairman of the meeting will conduct all meetings of the stockholders in accordance with the best interests of the Corporation and will have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she deems appropriate.

     2.13 Voting; Proxies.

          (a) Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Articles or in resolutions of the Board providing for the issuance of preferred stock, each stockholder entitled to vote will be entitled to one vote for each share of capital stock registered in his, her or its name on the transfer books or records of the Corporation.


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          (b) Each stockholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies must be in writing, signed by the stockholder or by his or her duly authorized attorney-in-fact, and will be filed with the Secretary before being voted; provided, that no proxy will be valid after 6 months from the date of its execution unless the person executing it specifies in it the length of time for which it is to continue in force, which in no event will exceed 7 years. A duly executed proxy is not revoked and will continue in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary. The mere attendance at a meeting by a stockholder who has previously given a proxy applicable to such meeting will not constitute a revocation of such proxy.

          (c) Except for the election of directors or as otherwise provided by law, the Articles or these Bylaws, at all meetings of stockholders, all matters will be determined by a vote of the holders of a majority of the voting power present, whether in person or represented by proxy.

          (d) Except as otherwise required by law, the Articles or these Bylaws, directors will be elected to the Board by a plurality of the votes cast by each of the holders of the shares of capital stock present and entitled to vote at the meeting. Cumulative voting for directors will not be required or permitted.

     2.14 Inspectors of Election. In advance of any meeting of stockholders, the Board will appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment will not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting will make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of election will include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results and doing such acts as are proper to the conduct of the election or the vote with fairness to all stockholders. Any report or certificate made by them will be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector will be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

     2.15 Action Without Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of a majority of the outstanding stock entitled to vote with respect to the subject matter of the action, except that if any greater proportion of voting power is required for such an action at a meeting, then the greater proportion of written consents is required. Such written consents will be delivered to the Secretary. Every written consent must bear the date of signature of each


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stockholder who signs the consent. No written consent will be effective unless it is delivered, with signatures of stockholders holding sufficient shares to authorize or take such action, to the Secretary within 60 days after the earliest dated signature on such consent. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

                                    SECTION 3
                               BOARD OF DIRECTORS

     3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board except as otherwise provided by the Articles or by applicable law.

     3.2 Number, Term and Qualification. The number of directors on the Board will be determined from time to time by resolution adopted by the Board. In the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the Corporation until the next annual meeting of stockholders, unless the number is changed prior to such meeting by action of the Board. Unless otherwise required or permitted by applicable law, a majority of the members of the Board must be Independent Directors (as defined in Section 4.4). Each director's term shall expire at the annual meeting next following the director's election as a director; provided that, notwithstanding the expiration of the term of the director, the director shall continue to hold office until a successor is elected and qualifies or until his death, resignation, removal or disqualification or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy expires at the next annual meeting of stockholders. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

     3.3 Removal. Directors may be removed from office with or without cause, at an annual or special meeting of the stockholders upon a vote of stockholders holding at least two-thirds of the shares entitled to vote at such meeting. The notice of the stockholders' meeting at which such action is to be taken must state that a purpose of the meeting is removal of the director.

     3.4 Vacancies. A vacancy occurring on the Board, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the stockholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or by the sole director remaining in office. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.5 Compensation. The Corporation may compensate directors for their service on the Board as such and may provide for the payment of expenses incurred by the directors in connection with such services. Any director may serve the Corporation in any other capacity and receive compensation therefor.

     3.6 Chairman of the Board. The Chairman of the Board will be elected by the Board, will preside at meetings of the Board and shall have such other authority and perform such other duties as the Board may designate.


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     3.7 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Nevada. Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

     3.8 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as the Board will determine from time to time.

     3.9 Special Meetings; Notice. Special meetings of the Board may be called at any time by the Chairman, the President or any two directors. Notice of the time and place of special meetings of the Board will be delivered personally, by first class mail, overnight courier, telephone, facsimile or electronic mail to each director at that director's address as shown on the records of the Corporation.

     3.10 Waiver of Notice. Notice of the time, place and purpose of any meeting of directors may be waived in writing, signed by the person entitled to notice, either before or after such meeting, and a director's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because the meeting is not lawfully called or convened. Neither of the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need to be specified in a written waiver of notice.

     3.11 Quorum; Vote. Except as otherwise provided by applicable law, at all meetings of the Board, a majority of the authorized number of directors will constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

     3.12 Adjourned Meeting; Notice. If a quorum is not present at any meeting of the Board, then the directors present at the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present, but may not transact business.

     3.13 Conduct of Business. Meetings of the Board will be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in his absence by a chairman chosen at the meeting. The Secretary will act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting will determine the order of business and the procedures at the meeting.

     3.14 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all


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members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 4
                                   COMMITTEES

     4.1 Audit Committee. The Board by resolution will designate an Audit Committee consisting of at least three members. All of the members of the Audit Committee must be Independent Directors. The Audit Committee will review the internal financial controls of the Corporation, and the integrity of its financial reporting, and have such other powers and duties as the Board determines. The Board will adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Audit Committee. The Board will designate by resolution a member of the Audit Committee as a "financial expert" within the meaning of Item 401 of Regulation S-K under the Exchange Act.

     4.2 Compensation Committee. The Board by resolution will designate a Compensation Committee consisting of at least two members. All members of the Compensation Committee must be Independent Directors. The Compensation Committee will administer the Corporation's compensation plans and have such other powers and duties as the Board determines. The Board will adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Compensation Committee.

     4.3 Nominating and Corporate Governance Committee. The Board by resolution will designate a Nominating and Corporate Governance Committee consisting of at least two members. All members of the Nominating and Corporate Governance Committee must be Independent Directors. The Nominating and Corporate Governance Committee will nominate candidates for election to the Board, formulate corporate governance principles, and have such other powers and duties as the Board determines. The Board will adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Nominating and Corporate Governance Committee.

     4.4 Independent Directors. For purposes of this Article 4, "Independent Director" means a director who is not an officer or employee of the Corporation or its affiliates and who does not have any other relationship with the Corporation which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Without limiting the foregoing, all Independent Directors must satisfy the requirements set forth in Rule 4200(a)(15), as amended, of the National Association of Securities Dealers Manual.

     4.5 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.


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     4.6 Meetings and Action of Committees.

          (a) The members of all committees will serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, that such alternate members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be Independent Directors. Each committee will keep regular minutes of its meetings and report the same to the Board at its next meeting. Each committee may adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board. Subject to the provisions requiring Independent Directors, any director may serve simultaneously on multiple committees.

          (b) Except as otherwise provided in resolutions or charters adopted by the Board, all meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Sections 3.7 through 3.14, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that
(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board; (iii) notice of special meetings of committees will also be given to all alternate members, who will have the right to attend all meetings of the committee; (iv) a majority of the members of a committee will constitute a quorum for the transaction of business at any meeting; and (v) the affirmative vote of a majority of the members of a committee will be required to take action in respect of any matter presented to or requiring the approval of the committee.

                                    SECTION 5
                                    OFFICERS

     5.1 Designation. The officers of the Corporation will be chosen by the Board and will be a President, a Secretary and a Treasurer. The Board may also choose one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers as may be deemed necessary. Any person may hold two or more offices.

     5.2 Appointment of Officers. The Board at its first meeting after each annual meeting of stockholders will choose a President, a Secretary and a Treasurer and may choose a Chairman of the Board, each of whom will serve at the pleasure of the Board. The Board at any time may appoint such other officers as it deems necessary who will hold their offices at the pleasure of the Board and who will exercise such powers and perform such duties as will be determined from time to time by the Board.

     5.3 Compensation. The compensation of the officers will be fixed from time to time by the Board, upon recommendation from the Compensation Committee, and no officer will be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. The compensation of the officers or the method by which compensation is set will be set forth in the minutes of the meetings of the Board.


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     5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board at any time.

     5.5 Resignation and Removal. Any officer may resign at any time by giving written notice to the President. Any resignation will take effect on the date the President receives such notice or at any later time specified in such notice; and, unless otherwise specified in such notice, acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party, or of the Board to remove an officer at any time as provided in this Section 5.5. Subject to the rights, if any, of an officer under any contract of employment, the Board may remove any officer, either with or without cause, at any regular or special meeting of the Board.

     5.6 Chairman of the Board. The Chairman of the Board, if one is appointed and serving, will preside at all meetings of the Board and will perform such other duties as may be from time to time assigned to him or her by the Board.

     5.7 President. The President will serve as the chief executive officer of the Corporation and will, subject to the control of the Board, be responsible for the general supervision, direction and control of the business and affairs and supervision of the other officers of the Corporation. The President will have the general powers and duties of management usually vested in the president or chief executive officer of a corporation and will have such other powers and duties as may be prescribed by the Board from time to time.

     5.8 Vice Presidents. There will be as many Vice Presidents as may be determined from time to time and they will perform such duties as may be from time to time assigned to them by the Board or the President. Any one of the vice presidents, as authorized by the Board, will have all the powers and perform all the duties of the President in case of the President's temporary absence or inability to act. In case of the President's permanent absence or inability to act, the office will be declared vacant by the Board and a successor chosen by the Board.

     5.9 Secretary. The Secretary will see that the minutes of all meetings of the Board and of any standing committees are kept. The Secretary will be the custodian of the corporate seal, if any, and will affix it to all proper instruments when deemed advisable. The Secretary will give or cause to be given required notices of all meetings of the Board. The Secretary will have charge of all the books and records of the Corporation except the books of account and in general will perform all the duties incident to the office of secretary of a corporation and such other duties as may be assigned to him or her by the Board or the President.

     5.10 Treasurer. The Treasurer will have general custody of all of the funds and securities of the Corporation except such as may be required by law to be deposited with any state official. The Treasurer will see to the deposit of the funds of the Corporation in such bank or banks as the Board may designate. Regular books of account will be kept under the Treasurer's direction and supervision, and he or she will render financial statements to the President, and the Board at proper times. The Treasurer will have charge of the preparation and filing of such reports and financial statements and returns as may be required by law. If required


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
by the Board, the Treasurer will give the Corporation such fidelity bond as may be required, and the premium therefor will be paid by the Corporation as an operating expense.

     5.11 Assistant Secretaries. There may be such number of Assistant Secretaries as the Board may from time to time determine, and such persons will perform such functions as may be from time to time assigned to them.

     5.12 Assistant Treasurers. There may be such number of Assistant Treasurers as the Board may from time to time determine, and such persons will perform such functions as may be from time to time assigned to them.

                                    ARTICLE 6
                                  CAPITAL STOCK

     6.1 Transfer Agent. The Board may appoint one or more Transfer Agents for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents. The Transfer Agent will keep the stock transfer records of the Corporation, which will reflect the name and address of each stockholder of record, the number and class or series of shares issued to each stockholder of record and the date of issue of each such share.

     6.2 Lost, Stolen or Destroyed Certificates. The Board may authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of: (a) an affidavit from the person explaining the loss, destruction or wrongful taking; and (b) a bond from the claimant in a sum as the Corporation may reasonably direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken. The Board may, in its discretion, waive the affidavit and bond and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken.

                                    ARTICLE 7
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     7.1 Directors and Officers. The Corporation will indemnify to the fullest extent permitted by N.R.S. Section 78.7502, as in effect at the time of the determination, any current or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director or officer of the Corporation, or any of its affiliates, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director's or officer's conduct was unlawful; provided, however, that, unless expressly required by law, the Corporation will not be required to indemnify any director or officer in connection with any proceeding (or part thereof):


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
(a) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents; or (b) charging improper personal benefit to the director or officer in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by the director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The rights of indemnification provided in this Section 7.1 will be in addition to any rights to which any such person may otherwise be entitled under any agreement, statute or insurance policy that exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

     7.2 Good Faith.

          (a) For purposes of any determination under this Article 7, a person will be deemed to have acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if the person's action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

               (i) one or more officers or employees of the Corporation whom the person believed to be reliable and competent in the matters presented;

               (ii) counsel, independent accountants or other persons as to matters which the person believed to be within such person's professional competence; or

               (iii) a committee of the Board upon which such director or officer does not serve, as to matters within such committee's designated authority, which committee the director or officer reasonably believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

          (b) The termination of any proceeding by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

          (c) The provisions of this Section 7.2 will not be deemed exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by N.R.S. Section 78.7502.

     7.3 Expenses. The Corporation will advance, prior to the final disposition of any proceeding (other than any proceeding (or part thereof) (a) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other


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
agents or (b) brought for an accounting of profits made from the purchase and sale by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provision of any state statutory law or common law), promptly following request therefor, all expenses incurred by any current or former director or officer of the Corporation in connection with such proceeding if the director or officer provides receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article 7 or otherwise.

     7.4 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to persons under this
Article 7 will be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the indemnified person. Any person may enforce any right to indemnification or advances under this Article 7 in any court of competent jurisdiction if: (a) the Corporation denies the claim for indemnification or advances, in whole or in part; or (b) the Corporation does not dispose of such claim within 90 days of request therefor. The claimant in such enforcement action, if successful in whole or in part, will be entitled to be paid also the expense of prosecuting his claim. The burden of proof is on the claimant to substantiate that he is entitled to be indemnified under this Article 7. The Corporation will be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that makes it permissible under N.R.S. Section 78.7502 for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel or the stockholders) to have, prior to the commencement of such action, made a determination that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in N.R.S. Section 78.7502, nor an actual determination by the Corporation (including the Board, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     7.5 Non Exclusivity of Rights. The rights conferred on any person by this
Article 7 will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Amended and Restated Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while serving the Corporation. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by applicable law.

     7.7 Survival of Rights. The rights conferred on any person by this Article 7 will continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs, executors and administrators of such a person.

     7.8 Insurance. To the fullest extent permitted by N.R.S. Section 78.752, the Corporation, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article 7.


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
                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Corporate Seal. The Board may, but is not require to, adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

     8.2 Fiscal Year. The Board may by resolution determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be the calendar year.

     8.3 Voting of Shares in Other Corporations. Unless another person is designated by the Board, shares in other corporations which are held by the Corporation may be represented and voted by the President or a Vice President of the Corporation or by proxy or proxies appointed by one of them.

     8.4 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board will determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.5 Corporate Contracts and Instruments; How Executed. The Board may authorize any officers or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     8.6 Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     8.7 Provisions Contrary to Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which is contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws.

     8.8 Amendments. The Board may make the Bylaws of the Corporation. Unless otherwise prohibited by applicable law, the Board may adopt, amend or repeal these Bylaws, or any portion hereof, including any bylaw adopted by the stockholders. Whenever an amendment or new Bylaws are adopted, the amendment or the new Bylaws will be copied in the Corporation's minute book with the original Bylaws.


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
                                  CERTIFICATION

     The undersigned, Secretary of FortuNet, Inc., a Nevada corporation, certifies that the foregoing Bylaws were duly adopted by the Corporation's Board of Directors as of October 21, 2005.


                                        /s/ Yuri Itkis
                                        ----------------------------------------
                                        Yuri Itkis, Secretary


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